UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

mPHASE TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Wootton Parkway, #1040

Rockville, MD 20852

(Address of principal executive offices, including zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 8, 2022, mPhase Technologies, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As of the close of business on February 14, 2022, the record date for the Special Meeting (the “Record Date”), 85,008,099 shares of the Company’s common stock and 1,000 shares of Series A Preferred Stock were outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of (i) 47,530,104 shares of common stock, equivalent to approximately 55.9% of such class; (ii) 1,000 shares of Series A Preferred Stock, representing 100% of such class; and (iii) 96,995,953 votes, comprised of shares of the Company’s Common Stock and Series A Preferred Stock, calculated together as a single class and on an as-converted basis, equivalent to approximately 55.9% of the outstanding votes, were represented in person or by proxy at the Special Meeting, constituting a quorum. The matters that were voted upon at the Special Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

1. The proposal amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split as determined by the Company’s Board was approved as follows:

Class	Votes For	Votes Against	Broker Non- Votes	Votes Abstained	Percentage Voted For
Common	43,282,538	4,141,819	-	105,747	91.1%
Series A Preferred	1,000	-	-	-	100.0%

2. The proposal to approve adoption of the Company’s 2022 Equity and Incentive Plan was approved as follows:

Class	Votes For	Votes Against	Broker Non- Votes	Votes Abstained	Percentage Voted For
Common and Series A Preferred	88,965,246	3,624,098	-	311,121	95.8%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

mPhase Technologies, Inc.

Date: March 11, 2022	By:	/s/ Anshu Bhatnagar
	Name:	Anshu Bhatnagar
	Title:	Chief Executive Officer